Exhibit 99.1

Enviva Partners, LP Completes $55 Million Private Placement of Senior Unsecured Notes

BETHESDA, MD, October 11, 2017 — Enviva Partners, LP (NYSE: EVA) (the “Partnership” or “we”) announced today the completion of the issuance of $55 million in aggregate principal amount of 8.50% senior unsecured notes due 2021 at a price of 106.25% of par plus accrued interest from May 1, 2017 (the “Additional Notes”), representing a yield to maturity of approximately 6.7%.  The Additional Notes were sold to an institutional investor in a private placement transaction and have the same terms as the outstanding 8.50% senior unsecured notes due 2021, which the Partnership issued in November 2016 in an original aggregate principal amount of $300 million (the “Existing Notes”), but have not been registered under the Securities Act of 1933, as amended.  The Partnership has also entered into a Registration Rights Agreement to register the Additional Notes pursuant to an exchange offer.  Assuming an exchange offer is completed and all Additional Notes are tendered, the Partnership expects the notes issued in exchange for the Additional Notes and the Existing Notes will be treated as a single class of debt securities under the same indenture.  The Partnership intends to use the net proceeds from the Additional Notes to repay borrowings on its revolving credit facility, which were used to fund the previously announced acquisition of Enviva Port of Wilmington, LLC and for general partnership purposes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any offering may be made only by means of an offering memorandum.

About Enviva Partners, LP

Enviva Partners, LP (NYSE: EVA) is a publicly traded master limited partnership that aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets.  The Partnership sells a significant majority of its wood pellets through long-term, take-or-pay agreements with creditworthy customers in the United Kingdom and Europe.  The Partnership owns and operates six plants with a combined production capacity of nearly three million metric tons of wood pellets per year in Virginia, North Carolina, Mississippi, and Florida.  In addition, the Partnership exports wood pellets through its owned marine terminal assets at the Port of Chesapeake, Virginia, and Port of Wilmington, North Carolina and from third-party marine terminals in Mobile, Alabama and Panama City, Florida.

To learn more about Enviva Partners, LP, please visit our website at www.envivabiomass.com.

Cautionary Note Concerning Forward-Looking Statements

Certain statements and information in this press release, including those concerning our future results of operations, acquisition opportunities, and distributions, may constitute “forward-looking statements.”  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on the Partnership.  Although management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates.  The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections.  Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:  (i) the volume of products that we are able to sell; (ii) the price at which we are able to sell our products; (iii) failure of the Partnership’s customers, vendors, and shipping partners to pay or perform their contractual obligations to the Partnership; (iv) the creditworthiness of our financial counterparties; (v) the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, operating or financial difficulties suffered by our suppliers; (vi) the amount of products that we are able to produce, which could be adversely affected by, among other things, operating difficulties; (vii) changes in the price and availability of natural gas, coal, or other sources of energy; (viii) changes in prevailing economic conditions; (ix) our inability to complete acquisitions, including acquisitions from our sponsor, or to realize the anticipated benefits of such acquisitions; (x) unanticipated ground, grade, or water conditions; (xi) inclement or hazardous weather conditions, including extreme precipitation, temperatures, and flooding; (xii) environmental hazards; (xiii) fires, explosions, or other accidents; (xiv) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, or power generators; (xv) changes in the regulatory treatment of biomass in core and emerging markets for utility-scale generation; (xvi) inability to acquire or maintain necessary permits or rights for our production, transportation, and terminaling operations; (xvii) inability to obtain necessary production equipment or replacement parts; (xviii) operating or technical difficulties or failures at our plants or deep-water marine terminals; (xix) labor disputes; (xx) inability of our customers to take delivery of our products; (xxi) changes in the price and availability of transportation; (xxii) changes in foreign currency exchange rates; (xxiii) failure of our hedging arrangements to effectively reduce our exposure to interest and foreign currency exchange rate risk; (xxiv) risks related to our indebtedness; (xxv) customer rejection of our products due to our failure to maintain effective quality control systems at our production plants and deep-water marine terminals; (xxvi) changes in the quality specifications for our products that are required by our customers; (xxvii) the effects of the approval of the United Kingdom of the exit of the United Kingdom (“Brexit”) from the European Union, and the implementation of Brexit, in each case on our and our customers’ businesses; and (xxiii) our ability to borrow funds and access capital markets.

For additional information regarding known material factors that could cause the Partnership’s actual results to differ from projected results, please read its filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof.  The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Investor Contact:

Raymond Kaszuba
(240) 482-3856
ir@envivapartners.com